Exhibit 99.1

COMTECH TELECOMMUNICATIONS ANNOUNCES GERARD R. NOCITA WILL NOT BE
STANDING FOR RE-ELECTION TO BOARD OF DIRECTORS

Melville, New York – November 14, 2011 – Comtech Telecommunications Corp. (NASDAQ: CMTL) announced today that Gerard R. Nocita will not be standing for re-election to the Comtech Board of Directors at the upcoming Fiscal 2011 Annual Meeting of Stockholders. Mr. Nocita is unable to commit to another three-year term due to personal health reasons. The Company also separately announced today that Dr. Stanton Sloane is being nominated to replace Mr. Nocita’s seat on the Board and will stand for election at the upcoming meeting. Mr. Nocita will continue to serve on the Board until his successor is duly elected by stockholders.

“We would like to extend our heartfelt gratitude to Jerry for his service and his many invaluable contributions to the Company. Jerry has looked after the interests of Comtech since the day he joined the Board of Directors and has helped guide the Company through various business cycles with prudence and with our long-term strategy in mind. His presence and trusted counsel will be missed,” said Fred Kornberg, Chairman of the Board, CEO and President of Comtech.

“It has been my pleasure and honor working with my fellow directors and Comtech’s management team. I am highly confident that I’m leaving Comtech in the capable hands of a team who remains focused and disciplined in achieving the Company’s plans and overall goals. I appreciate the opportunity and the privilege of serving on Comtech’s Board and will continue to serve the next few months with the same dedication that I have for many years,” said Gerard Nocita.

About Comtech
Comtech Telecommunications Corp. (“Comtech” or the “Company”) designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable, inefficient or too expensive. The Company conducts business through three complementary segments: telecommunications transmission, RF microwave amplifiers and mobile data communications. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company’s future performance and financial condition, plans and objectives of the Company’s management and the Company’s assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company’s control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the nature and timing of receipt of, and the Company’s performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, changes in prevailing economic and political conditions; risks associated with the Company’s legal proceedings and other matters; risks associated with the Company’s MTS and BFT contracts, including the Company's ongoing negotiations with the U.S. Army and pending audit of its BFT-1 contract; risks associated with the Company’s obligations under its revolving credit facility; and other factors described in the Company’s filings with the Securities and Exchange Commission (“SEC”).

Important Information
On November 14, 2011, Comtech filed with the SEC a preliminary proxy statement in connection with the upcoming Fiscal 2011 Annual Meeting of Stockholders (the “Annual Meeting”), which is available free of charge at the SEC’s website at www.sec.gov and Comtech’s website at www.comtechtel.com. Comtech plans to file with the SEC and mail to its stockholders a definitive proxy statement in connection with the Annual Meeting. Investors and security holders are urged to read the preliminary proxy statement, which is available now, and the definitive proxy statement relating to the Annual Meeting and any other relevant documents, including the WHITE proxy card, filed with the SEC when they become available, because they will contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents, including the WHITE proxy card, that Comtech files with the SEC at the SEC’s website at www.sec.gov and Comtech’s website at www.comtechtel.com. In addition, the definitive proxy statement and other documents, including the WHITE proxy card, filed by Comtech with the SEC may be obtained from Comtech free of charge by directing a request to Comtech Telecommunications Corp., Attn: Investor Relations, 68 South Service Road, Suite 230, Melville, New York 11747.

Certain Information Regarding Participants
Comtech, its directors and certain executive officers and employees may be deemed to be participants in the solicitation of Comtech’s security holders in connection with the Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Comtech’s Annual Report on Form 10-K for the year ended July 31, 2011, which was filed with the SEC on September 27, 2011, and its preliminary proxy statement for the Annual Meeting, which was filed with the SEC on November 14, 2011. To the extent holdings of Comtech securities have changed since the amounts printed in the preliminary proxy statement for the Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals can also be obtained from the proxy statement relating to the Annual Meeting when it is filed by Comtech with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Comtech’s website at www.comtechtel.com.

PCMTL

Contacts:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
631-962-7000
info@comtechtel.com

Brunswick Group
Steve Lipin / Monika Driscoll
212-333-3810

Innisfree M&A Incorporated
Art Crozier / Jennifer Shotwell / Larry Miller
212-750-5833
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